NEWS RELEASE
Contact:	Steven J. Janusek
Executive Vice President & CFO
sjanusek@reddyice.com
800-683-4423

REDDY ICE HOLDINGS, INC. ANNOUNCES SUCCESSFUL COMPLETION

OF THE EXCHANGE OFFER

FOR ITS 10½% SENIOR DISCOUNT NOTES DUE 2012

SEPTEMBER 29, 2005 - DALLAS, TEXAS - Reddy Ice Holdings, Inc. (“Reddy Ice”) today announced the successful completion of its offer to exchange its 10½% senior discount notes due 2012 (the “New Notes”) registered with the Securities and Exchange Commission for its outstanding, unregistered 10 1/2% senior discount notes due 2012 with the same terms (the “Original Notes”). The exchange offer expired at 5:00 p.m. EDT, September 26, 2005.

This release does not constitute an offer to sell or the solicitation of an offer to buy or exchange the New Notes or the Original Notes.

Company Information and Forward-Looking Statements

Reddy Ice manufactures and distributes packaged ice, serving approximately 82,000 customer locations in 31 states and the District of Columbia under the Reddy Ice brand name.

The disclosures herein include forward-looking statements. We believe the expectations reflected in such forward-looking statements are accurate. However, we cannot assure you that such expectations will occur. Forward-looking statements often include words such as “may,” “should,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “potential,” and “continue” and the negatives of these terms and variations of them in similar terminology. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from future results expressed or implied by the forward-looking statements.

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